UNITED STATES
                  SECURITIES AND EXCHANGE COMMISSION
                        WASHINGTON, D.C. 20549



                               FORM 8-K



                        CURRENT REPORT PURSUANT
                     TO SECTION 13 OR 15(d) OF THE
                    SECURITIES EXCHANGE ACT OF 1934



   Date of Report (Date of earliest event reported) January 4, 1999


                       BELL NATIONAL CORPORATION
        (Exact Name of Registrant as Specified in Its Charter)


         California                    0-935              94-1451828
(State of Other Jurisdiction of     (Commission        (I.R.S. Employer
Incorporation or Organization)       File Number)      Identification No.)


 900 North Franklin Street, Suite 210, Chicago, Illinois       60610
     (Address of Principal Executive Offices)               (Zip Code)


                            (312) 640-8810
         (Registrant's Telephone Number, Including Area Code)


        3600 Rio Vista Avenue, Suite A, Orlando, Florida 32805
     (Former Name or Former Address, if Changed Since Last Report)





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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

     (a) On January 4, 1999, pursuant to an agreement dated December 31, 1998 (the "Sale Agreement"), between Unilog Regions, SA ("Unilog") and Samba Technologies, SARL ("Samba Technologies"), a French limited liability company wholly owned by Bell National Corporation (the "Company"), the Company's Samba Technologies subsidiary acquired certain assets (the "Assets") of Unilog's Samba Department (the "Samba Department"). Previously, pursuant to an agreement dated December 14, 1998 (the "Option Agreement"), between Unilog and Samba Technologies, Samba Technologies acquired an option to purchase the Assets on the terms set forth in the Sale Agreement. On December 18, 1998, Samba Technologies confirmed to Unilog in a letter that it would exercise its option. The transaction closed on January 4, 1999.

     The Assets consist of certain tangible and intangible assets of the Samba Department, including: the Samba trade name, customers and attached trade; intellectual property rights, in particular the operating rights of the "Samba" software package; the "Samba" trademark; the benefit of licenses to use third-party software; technical and commercial documentation; and materials, tools, equipment, furniture, and existing merchandise. The materials, tools, equipment, furniture and merchandise acquired do not constitute a significant part of the Assets.

     The Samba Department has used the Assets to continue development of automated image cytometry and telemedicine products. These products permit users to capture, analyze, and transmit digitized optical images and to add supplemental text to these images. The Samba Department's products have been used in biology, pharmaceutical, research and healthcare applications.

     The purchase price for the Assets was 3,200,000 French francs, or approximately 571,000 U.S. dollars. The source of funds for the purchase was the Company's working capital. The purchase price was determined through arm's-length negotiation between Unilog and the Company. Before the date of the Option Agreement, to the best knowledge of the Company, there was no material relationship between Unilog and the Company, any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

     (b) The Company intends to continue to use the materials, tools, equipment, furniture and merchandise acquired from the Samba Department in the development and marketing of automated image cytometry and telemedicine products.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

     (a)   Financial Statements of Business Acquired.

     It is impracticable for the Company to file herewith the required financial statements in this Current Report on Form 8-K. The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

     (b)   Pro Forma Financial Information.

     It is impracticable for the Company to file herewith the required pro forma financial information in this Current Report on Form 8-K. The required pro forma financial information will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.




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     (c)   Exhibits.

           Exhibit No.            Description
           -----------            -----------

           Exhibit 1. Agreement for the Partial Transfer of a Business, dated December 31, 1998, between Unilog Regions, SA and Samba Technologies, SARL; Exhibit 4 thereto; list of contents of omitted Exhibits; and agreement to furnish omitted Exhibits upon request.



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                               SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                            BELL NATIONAL CORPORATION
                            (Registrant)


                            /s/ Leonard R. Prange
                            ---------------------------------------
                            (President and Chief Financial Officer)




Date:  January 19, 1999




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                             EXHIBIT INDEX



Exhibit No.           Description
-----------           -----------

Exhibit 1. Agreement for the Partial Transfer of a Business, dated December 31, 1998, between Unilog Regions, SA and Samba Technologies, SARL; Exhibit 4 thereto; list of contents of omitted Exhibits; and agreement to furnish omitted Exhibits upon request.